Exhibit 10.9
TRANSLATION FOR REFERENCE ONLY
Advisor Engagement Agreement
This Advisor Engagement Agreement (this “Agreement”) is entered into by and between the following parties on January 23, 2008:
Yuanming Li, a PRC citizen with his ID Card No. being 21021119560326581x (the “Advisor”); and
HiSoft Technology International Limited, whose registered address is Cricket Square, Hutchins Drive, P.O. Box 2681, Grand Cayman KY1-1111, Cayman Islands (the “Company”).
WHEREAS,
In accordance with the Binding Memorandum of Understanding, dated September 30, 2007, concluded by and among the Advisor, the Company, HiSoft Technology (Dalian) Co., Ltd. and Dalian Haihui Sci-Tech Co., Ltd. (“Haihui Dalian”) (the “Memorandum”), the Company intends to engage the Advisor as the advisor of the Company to provide services to the Company and its Affiliates, and the Advisor agrees to accept such engagement.
After consultations, the parties hereby agree as follows:
1.	Definitions

1.1	In this Agreement, unless the context otherwise indicates, the following terms shall have the following meanings:

"Affiliate” means, with respect to any person, any other person directly or indirectly controlling or controlled by the said person or under direct or indirect common control with the said person. In this definition, “control” (including “controlling”, “controlled”, “under common control” and other correlative terms) means the company having a direct or indirect right to direct the management or policy of the said person or control the act of the said person through securities with voting power, by contracts or otherwise.

"Businesses” means various businesses conducted by the Company and its Affiliates currently and during the Term, including but not limited to software outsourcing business.

"Services” means all services in relation to the Businesses of the Company and its Affiliates, as required by the Company and its Affiliates, including but not limited to assistance provided to Haihui Dalian to legitimately and actually obtain the subsidies or rewards offered by the Chinese government.

"Share Options” is defined in Article 4.2 hereof.

"Term” means the period from January 1, 2008 to December 31, 2008.

"Territory” means the People’s Republic of China, excluding Hong Kong, Macao and Taiwan.

2.	Scope and Term of Services

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2.1	The Company hereby engages and appoints the Advisor to act as an advisor within the Term of this Agreement, and the Advisor agrees to work for the Company with loyalty and to try his best to provide the Services as required by the Company. Unless a prior and expressly written consent of the Company is obtained, the Advisor shall not authorize or transfer all or any part of his obligations hereunder to any other party, or subcontract the same to any third party for actual performance, and the Advisor hereby acknowledges that this Agreement shall inure solely to his benefit.

2.2	The Advisor shall assume the following obligations to the Company and its Affiliates: he shall provide suggestion with respect to the coordination between the Company and various governmental authorities and the development of the Company’s business in Japan, and the specific assignments may be agreed upon by the Advisor and the Company from time to time.

3.	Obligations of the Advisor

3.1	The Advisor undertakes that he shall fully observe the applicable laws and regulations in performing his obligations.

3.2	The Advisor undertakes that, unless a prior and expressly written consent of the Company is obtained, during the Term of this Agreement, he and his Affiliates will not solicit and recruit any current employee of the Company and its Affiliates or employees who have left the Company and its Affiliates in less than three (3) months, except the employees listed in Appendix 1 attached hereto. With regard to the solicitation of the employees listed in Appendix 1 attached hereto by the Advisor and his Affiliates, the Advisor undertakes that (i) he will pay such employees salaries and undertake relevant social insurance and housing fund and any other obligation under the employment agreement between the Company or its Affiliates and such employees as from January 1, 2008, (ii) he will cause such employees to sign proper written documents with the Company or its Affiliates no later than February 29, 2008, certifying that such employees will have terminated the employments with the Company or its Affiliates from the date on which the said written documents are signed, (iii) he shall ensure that such employees will not claim any right against the Company or its Affiliate with respect to the aforesaid termination of employment, including claim for economic compensation, (iv) if Haihui Dalian incurs any costs, expenses and fees (including but not limited to employee salaries, social insurance, housing fund and other operation costs) during the period from January 1, 2008 to the date on which the shareholders of Haihui Dalian complete the transfer of their shares in Haihui Dalian to the transferees designated by the Company, i.e. Jiuchang Wang, Shi Li and Xin Zhang, pursuant to the Share Transfer Contract executed in January 2008 among the shareholders of Haihui Dalian and such designated third parties, or to the date on which the aforesaid employment is terminated (whichever is later, the “Target Date”), such costs, expenses and costs, after deducting (i) Renminbi twenty thousand (RMB20,000) to be used by Haihui Dalian for external investment, and (ii) service fee in the amount of Renminbi one million six hundred and twenty eight thousand four hundred and ten (RMB1,628,410) in total to be paid by Haihui Dalian to Dalian Borui Information Technology Co., Ltd., the Affiliate of the Advisor, pursuant to the Advisory Services Agreement executed between Haihui Dalian and Dalian Borui Information Technology Co., Ltd. on the date of this Agreement, shall be regarded as the loan provided by Haihui Dalian to the Advisor, and the Advisor undertakes that within fourteen (14) calendar days following the Target Date, he will repay the aforesaid loan to Haihui Dalian by himself or a third party designated by him.

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TRANSLATION FOR REFERENCE ONLY
The parties hereto acknowledge that it is in reliance on the Advisor’s observance of the above undertakings that the Company agrees to sign and perform this Agreement.
4.	Compensation

4.1	In consideration of the Advisor’s performance of his obligations hereunder, the Company shall pay the Advisor a service fee in a total amount equivalent to US350,000 (the “Basic Service Fee”) during the Term. Such compensation shall be paid by the Company in equal amounts on a monthly basis to the bank account designated by the Advisor at the end of each calendar month during the Term.

4.2	In consideration of the Advisor’s performance of his obligations hereunder, the Company agrees to issue options to the Advisor (the “Share Options”), and the Advisor will acquire 1,000,000 common shares, par value of 0.0001 per share, with the vesting period of three years. The parties agree that the grant and exercise of such Share Options shall be subject to the Share Incentive Plan of the Company and the standard Option Agreement separately signed by the Company and the Advisor, provided that the Advisor’s right to the Share Options will not be terminated or adversely affected by the expiration of this Agreement.

4.3	The Advisor shall be solely responsible for taxes and fees incurred due to his execution and performance of this Agreement. The Company may withhold the income tax from the consideration paid to the Advisor hereunder according to the laws and regulations of PRC or any other jurisdiction, and deduct such withholding income tax from the actual amount finally paid to the Advisor. The Advisor hereby undertakes that, if the Company suffers any losses or assumes any liabilities due to the Advisor’s failure to observe the applicable tax laws, he will fully indemnify the Company against such losses and liabilities.

5.	Term

5.1	Upon duly execution, the Term of this Agreement shall commence from January 1, 2008 and end on December 31, 2008, unless it is early terminated or extended in accordance with this Agreement.

5.2	The parties acknowledge that they execute and perform this Agreement in accordance with the Memorandum. If the Advisor violates any provisions of the Memorandum, the Company may promptly request to suspend or early terminate the transaction arrangements hereunder. If either party violates any provision of the Memorandum or this Agreement, the other party shall have the right to cancel all transactions relating to the Memorandum and the parties shall take all necessary actions to cancel and revoke all completed or ongoing transactions.

5.3	The termination or suspension of this Agreement shall not affect the validity of Article 6 to Article 16 hereof.

5.4	Except as otherwise stipulated by this Agreement, this Agreement shall be terminated in accordance with the following provisions in any of the following circumstances:
(1)	the parties agree to terminate this Agreement in writing;

(2)	if either party materially breaches any covenant, agreement, term or condition hereof and fails to rectify such breach within thirty (30) days after the other party gives a

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TRANSLATION FOR REFERENCE ONLY
written notice, the non-breaching party may terminate this Agreement; under which circumstance, if such breach is committed by the Company, the Company shall pay off the outstanding Basic Service Fee in a lump sum;
(3)	if any force majeure event results in failure on the part of any party to perform its obligations or liabilities hereunder for a period in excess of thirty (30) days, any party shall have the right to terminate this Agreement;

(4)	if any transaction contemplated under the Memorandum, including the advisor appointment arrangement stipulated herein, fails to be completed by the end of March 31, 2008, unless (i) the parties otherwise agree in writing, (ii) the Memorandum otherwise expressly stipulates, or (iii) the parties to the Memorandum agree in writing to continue the advisor appointment arrangement hereunder, this Agreement shall early terminate automatically.
5.5	Subject to Article 5.4 and the following provisions, after the termination of this Agreement, neither party shall assume any further obligations hereunder to the other party:
(1)	the termination shall not release any party from its liability for breach of contract;

(2)	the termination shall not release any party from its obligations to perform this Agreement after the termination of this Agreement in accordance with provisions hereof;

(3)	the termination shall not release any party from its obligations or liabilities accrued prior to such termination or in connection with such termination.
6.	Independent Contractor

The Advisor shall act as an independent contractor other than an employee or agent of the Company when providing the Services hereunder. The Advisor shall be solely liable for all expenses arising from his performance of this Agreement.

7.	Confidentiality

7.1	The Advisor shall keep confidential all information in connection with the Company and its Affiliates as obtained by the Advisor during the performance of this Agreement. Without written authorization of the Company, the Advisor shall not use such information or disclose such information to any person.

7.2	All inventions, discoveries and works in connection with the Advisor’s provision of the Services to the Company in accordance with this Agreement shall be notified to the Company promptly and completely. Upon request by the Company, all of such inventions shall be transferred to the Company or its designated party and the Advisor shall sign all relevant applications and documents with respect to such transfer of the intellectual property rights of such inventions. After termination of this Agreement, the Advisor shall promptly return all information received from the Company or other sources or otherwise prepared (whether written, electronic or otherwise) with respect to this Agreement, and shall not use or disclose any of such information in accordance with this Agreement.

8.	Notices

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TRANSLATION FOR REFERENCE ONLY
8.1	Any notice, request, demand and other communication required by this Agreement or made in accordance with this Agreement shall be delivered to relevant parties in writing by facsimile, personal delivery or mail based on the following information:

If to the Company:

Address: 6/F, HaYa Plaza, No. 1 Shangdi East Road, Haidian District, Beijing (100085)

Attention: Heng Choon Lim

Facsimile: +86-10-59875588

If to the Advisor:

Address: No. 35 Lixian Street, High-Tech Industrial Zone, Dalian City (116023)

Attention: Yuanming Li

Facsimile: 0411-84792822

8.2	The above notices or other communications shall be deemed to have been given upon delivery if sent by facsimile; upon receipt if personally delivered; three (3) days after mailing if sent by mail.

9.	Entire Agreement

This Agreement and the Memorandum shall supersede any and all understandings, agreements or discussions between the parties with respect to the subject matter hereof and constitute all understandings and agreements between the parties relating to the subject matter hereof. Unless the parties otherwise enter into an agreement in writing, neither party shall claim amendment to, modification of or rescission of any provisions hereof upon mutual consent, acknowledgement or otherwise.

10.	Governing Law

This Agreement shall be governed by and construed in accordance with the laws of Hong Kong.

11.	Arbitration

11.1	The parties shall try to resolve any dispute, controversy or claim (the “Dispute”) arising from the interpretation or performance of this Agreement or in connection with this Agreement through friendly consultations. Should the parties fail to reach an agreement within thirty (30) days after a party submits such matter to the other party, such matter shall be resolved through arbitration.

11.2	The Dispute shall be submitted to the China International Economic and Trade Arbitration Commission (“CIETAC”) for arbitration in Beijing in accordance with the then effective arbitration rules of CIETAC.

11.3	The arbitration tribunal shall consist of three (3) arbitrators familiar with applicable corporate and commercial legal affairs. One (1) arbitrator shall be appointed by the

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TRANSLATION FOR REFERENCE ONLY
Advisor, one (1) arbitrator shall be appointed by the Company, and one (1) arbitrator shall be appointed by CIETAC chairman as jointly entrusted by the Advisor and the Company in accordance with applicable CIETAC rules. Two (2) of the above three (3) arbitrators shall be residents of Hong Kong and familiar with the laws of Hong Kong.
11.4	The arbitral award rendered based on the above arbitration procedures shall be final and binding upon the parties and may be enforceable in accordance with its provisions.

12.	Counterparts and Language

This Agreement shall be prepared in Chinese and may be executed in any number of counterparts, each of which shall be an original but all of which shall constitute one and the same instrument.

13.	Headings

The headings of the articles contained herein shall be used for reference only, and in no circumstances shall such headings be used in or affect the interpretation of the provisions hereof.

14.	Severability

Each provision contained herein shall be severable and independent from each other provision, and if at any time any one or more articles herein become invalid, illegal or unenforceable, the validity, legality or enforceability of the remaining provisions herein shall not be affected as a result thereof.

15.	Assignment

Without prior written consent of the Company, the Advisor shall not assign any of its rights and/or obligations hereunder to any third party. However, after notifying the Advisor, the Company shall have the right to assign any of its rights and/or obligations hereunder to any third party designated by the Company.

16.	Reservation of Share Options

If the Company grants employee Share Options to the employees listed in Appendix I hereto and the Advisor as of the date hereof, the Company agrees not to cancel the employee Share Options already obtained by the Advisor and such employees due to the resignation of the Advisor and the Advisor’s employment of such employees.
[Execution Page to Follow]

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TRANSLATION FOR REFERENCE ONLY
     IN WITNESS WHEREOF, the Company has caused its duly authorized representative to sign this Agreement and the Advisor has signed this Agreement as of the date first above written.

Advisor: Yuanming Li
By:	/s/ Yuanming Li

Company: HiSoft Technology International Limited [COMPANY SEAL]
By:	/s/ Loh Tiak Koon
	Name:	Loh Tiak Koon
	Title:	CEO

Advisor Engagement Agreement	Execution Page

TRANSLATION FOR REFERENCE ONLY
Appendix I
List of Employees Possibly to Be Employed by the Advisor

Name of Employee	ID Card No.
Qing He	220203196610013617
Xingwei Wang	210602196308213515
Jian Ye	210211195606265823
Zhuohong Wang	210211196606095822
Lin Jiang	370702196001181336
Dong Liu	21020319801212201X
Ying Luo	231003198202050022
Bo Wang	220102197004303350
Weiwei Shi	231084198108300521
Kaimei Li	210213810925252
Qingzhen Zhou	210212198112064047
Ganfu Lin	MR6032971
Tao Sun	210104198001303457
Ren Song	210202198209152718
Jinnong Hua	210211195602065816
Benchen Fu	372928197901010031
Yang Liu 1	210281820721051
Baojing Zhang	231085198401310020
Shuai Qu	23020319840203123X
Deju Gao	210502198307030622
Xinghong Liu	211224198309154031

Advisor Engagement Agreement	Appendix I

TRANSLATION FOR REFERENCE ONLY

Name of Employee	ID Card No.
Qi Ge	230119198401290315
Hong Pan	210302198404140347
Xin Huang	210302830407303
Qian Liu	210204198402060020
Zhongpeng Yu	210213198211163319
Hongwei Zhao	23052119840502005X
Jianwen Wu	142429198212222814
Fengping Wang	210204198107310714
Yang Liu 2	220104198304232029
Xiaodan Che	210202198212084226
Shuang Li	220122198403024025
Yaobing Liu	210202198212272219
Xiaolei Li	211202198307112526
Yue Ma	210402198302193531
Wei Liu	130105198305180624
Jianjun Yu	210304198301202413
Guilin Ma	32032419840208033X
Qi Zhang	210802198409254033
Tingting Qiao	500235198412010025
Bingjun Liu	230103198310027617
Dongbo Han	230103198410225530
Shoucheng Luo	230403198508250116
Junjie Ji	210213198501131040

Advisor Engagement Agreement	Appendix I

TRANSLATION FOR REFERENCE ONLY

Name of Employee	ID Card No.
Bao Wei	140602198412169033
Xin Tong	210114198311294528
Di Yao	210903198411110516
Li Li	210283197908081510
Tao Chen	210103197911172416
Fengqi Wang	231083198312106914
Sizhe Chen	220221198408230011
Xuemei Wu	231123198312050120
Bo Yang	130203198306140918
Dapeng Li	210423198509260051
Lulu Cong	210283198611136626
Chengcheng Liu	21010619850523462X
Jikui Tan	210225700720029

Advisor Engagement Agreement	Appendix I